Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 and related joint proxy statement/prospectus dated December 4, 2019, of our report dated February 28, 2019, with respect to the financial statements of Menlo Therapeutics Inc. as of December 31, 2018 and 2017 and for the three years then ended, and to the reference to us under the heading “Experts” in this joint proxy statement/prospectus which is part of this Registration Statement.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

December 4, 2019

Member of Kreston International — a global network of independent accounting firms